08 11 11 Draft Aprecia Inc. Form 10K for the year ended June 30, 2008

Exhibit 31
OFFICER’S CERTIFICATE
PURSUANT TO SECTION 302

I, Isidore Sobkowski, being the President, Chief Executive Officer and Interim Chief Financial Officer of Aprecia, Inc. (the “Company”) certify that:

1. I have reviewed the Form 10-K for the fiscal year ended June 30, 2008 of the Company (the “Report”).

2. Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

3. Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the period presented in the Report.

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the Company and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

b. Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Report based on such evaluation; and

c. Disclosed in this Report any change in the Company’s internal control over financial reporting that occurred during the Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5. I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s Board of Directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves management or other individuals who have a significant role in the Company’s internal control over financial reporting.

/s/ Isidore Sobkowski	Date: November 12, 2008
Isidore Sobkowski
Isidore Sobkowski, President, Chief Executive Officer
and Interim Chief Financial Officer
(Principal Accounting Officer)